UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
May 21, 2012
___________
FelCor Lodging Trust Incorporated
(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	001-14236 (Commission File Number)	75-2541756 (I.R.S. Employer Identification Number)
545 E. John Carpenter Frwy. Suite 1300 Irving, TX (Address of principal executive offices)		75062 (Zip code)
(972) 444-4900 (Registrant's telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a) The annual meeting of stockholders of FelCor Lodging Trust Incorporated was held on May 21, 2012. As of our record date for the annual meeting, March 30, 2012, 124,218,010 shares of common stock were outstanding and entitled to vote. At the annual meeting, 115,896,900 shares, or approximately 93% of the eligible voting shares, were represented either in person or by proxy.

At the meeting, the stockholders voted on the following items:

1.
Proposal 1 to elect three nominees to serve as Class III members of the Board of Directors to hold office until the 2015 annual meeting of stockholders and until their successors are elected and qualified. All of the nominees were elected, with the following voting results for each nominee:

	For	Against	Withhold/Abstain	Broker Non-Votes
Glenn A. Carlin	94,920,648	3,254,763	268,884	17,452,605
Robert A. Mathewson	90,589,030	7,722,538	132,727	17,452,605
Richard A. Smith	96,104,615	2,066,231	273,448	17,452,606

2.	Proposal 2 non-binding advisory vote on the compensation of the Company's named executive officers:

For	Against	Withhold/Abstain	Broker Non-Votes
74,225,048	23,564,904	654,341	17,452,607

3.
Proposal 3 to ratify the appointment of PricewaterhouseCoopers LLP, a national public accounting firm, as the Company's independent registered public accounting firm for 2012. This proposal was approved by the votes indicated below:

For	Against	Withhold/Abstain
113,864,555	1,771,985	260,360

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary